UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008

NANOSPHERE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33775	36-4339870
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 400-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 16, 2008, the Board of Directors (the “Board”) of Nanosphere, Inc. (the “Company”) appointed Lorin Jeffry (Jeff) Randall to the Board. Mr. Randall was also appointed Chairman of the Board’s Audit Committee effective immediately. In connection with Mr. Randall’s appointment to the Board, Mr. Randall was awarded options to purchase 45,000 shares of the Company’s common stock.

From 2004 to 2006, Mr. Randall was senior vice president-chief financial officer of Eximias Pharmaceutical Corporation, a development stage provider of oncology therapeutics. From 2002-2004, Mr. Randall held the same position at i-STAT Corporation, a manufacturer of medical diagnostic devices, which was acquired by Abbott Laboratories in 2004. His career also included senior management positions at CFM Technologies, a semiconductor manufacturing equipment company; Greenwich Pharmaceutical Corporation, a development stage provider of immune system disease therapeutics; and Surgilase, a provider of surgical lasers to hospitals and clinics. Mr. Randall received a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Northeastern University.

There is no arrangement or understanding between Mr. Randall and any other persons pursuant to which Mr. Randall was selected as a director. There have been no transactions with the Company that exceed $120,000 in which Mr. Randall had a direct or indirect interest, per Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release of Nanosphere, Inc., dated September 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.

By: /s/ Roger Moody
       Roger Moody
       Chief Financial Officer, Vice President of
       Finance & Administration, Treasurer,
       Secretary

Date: September 18, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Nanosphere, Inc., dated September 18, 2008